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                                                                     Exhibit 3.3

                        THE COMPANIES LAW, 5759 - 1999

                         FORM OF AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION


                                      OF

                                  a0eneee ao"i

                                 VERISITY LTD.


                          A COMPANY LIMITED BY SHARES
                          ---------------------------


1.   The name of the Company is:

     In English: VERISITY LTD.

     In Hebrew: a0eneee ao"i



                                  PRELIMINARY
2.

     2.1  In these Articles, unless the context otherwise requires -



          "Shareholder"         -  whoever is registered in the Register as a
                                   shareholder in the Company;

          "the Company"         -    the above named Company;

          "the Law"             -  the Companies Law, as well as the Companies
                                   Ordinance [New Version], 5743-1983, to the extent not canceled by the Companies Law, or any other binding law relating to companies;

          "the Register"        -  the Shareholders Register to be maintained
                                   pursuant to the Companies Law;

          "the Office"          -  the registered office of the Company for the
                                   time being;


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          "the Companies Law"   -  the Companies Law, 5759-1999, as amended from
                                   time to time as well as any regulations
                                   and/or rules enacted and/or promulgated
                                   thereunder, or any law that may replace it.

          "the Directors"       -    the Company's Board of Directors.


     2.2 In these Articles, unless the context otherwise requires, words and phrases defined in the Companies Law and used in these Articles shall have the meanings so defined; words importing the singular shall include the plural and vice versa; words importing the masculine gender shall include feminine gender and words importing persons shall include corporations or any other legal entity.

     2.3 Should a court or any other competent authority rule that any Article of these Articles is invalid, illegal or unenforceable, such Article will be deemed, by virtue of the court or such competent authority decision and in connection with the circumstances in which it has been made, amended to conform to applicable law, so as to be valid, legal and enforceable and the remainder of the Articles herein contained shall remain unchanged.

          Notwithstanding the above, in the event that the amendment of an Article as per the above shall cause the amended Article to become materially different from the intent of the Article in its original form, had such original form been valid, legal and enforceable, such Article will not be amended, but rather it shall be deemed canceled by virtue of the decision of the court or the competent authority and in connection with the circumstances in which such decision has been made.

          For the removal of doubt, the above shall not derogate from the requirements of the Companies Law and of these Articles relating to the amendment of these Articles, and such Article's amendment or cancellation as per the above shall not be considered as permanent, and shall only apply to the circumstances in connection with which the decision of the court or other competent authority has been made.


                       OBJECT AND PURPOSE OF THE COMPANY

3.

     3.1 The object and purpose of the Company shall be as set forth in the Memorandum of Association of the Company, as shall be amended from time to time in accordance with any applicable law.

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     3.2  The Directors may, subject to the provisions of the Law, contribute from time to time moneys to a worthy cause, as they may decide in their sole discretion, even if such contribution is not within the business consideration of the Company.

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                                    SHARES

4. The authorized share capital of the Company is NIS 1,000,000 divided into 91,222,534 Ordinary Shares of NIS 0.01 par value each, 3,777,466 Class B Ordinary Shares of NIS 0.01 par value each and 5,000,000 Special Preferred Shares of NIS 0.01 par value each.

5.
     5.1

          5.1.1 The Ordinary Shares shall, subject to the provisions of these Articles and the Law, confer upon the holders thereof the right to receive notices to, participate in and vote at every meeting of Shareholders of the Company, to appoint, in the manner set forth in these Articles, members to the Board of Directors, and to participate in the distribution of the profits of the Company and its assets available for distribution upon its liquidation.

          5.1.2 The Class B Ordinary Shares shall, subject to the provisions of these Articles and the Law, confer upon the holders thereof identical rights to the rights conferred upon the holders of Ordinary Shares including with respect to the right to receive dividends and the right to receive liquidation proceeds, except that the holders of Class B Ordinary Shares shall not, with respect to such Class B Ordinary Shares, be entitled to vote at any meeting of Shareholders of the Company. If the Ordinary Shares of the Company shall be consolidated (including but without limitation by reverse share split) or divided (including but without limitation by share split or bonus shares), the Class B Ordinary Shares shall be consolidated or subdivided, as the case may be, in the same manner.

                    Each holder of Class B Ordinary Shares shall have the right at any time after January 1, 2001, and the issuance of such shares to convert these shares, on a one for one basis, into Ordinary Shares.

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                    Exercise of the above conversion right by holder of Class B
                    Ordinary Shares shall be effected by the surrender for conversion to the Company or its transfer agent of the certificate or certificates representing the Class B Ordinary Shares being converted (in this Article 5.1.2 - "the Certificate"), which Certificate shall be accompanied by a written notice to the Company of the election of the holder to convert such Class B Ordinary Shares. The Certificate shall be further accompanied by written assignment thereof to the Company. The "Date of Conversion" of the Class B Ordinary Shares so converted shall be the date upon which the Certificate, the written notice and the written assignment are all received by the Company. The Company shall, as promptly as practicable after the Date of Conversion, issue and deliver to the holder of the Class B Ordinary Shares so converted such certificate or certificates as the holder may reasonably request, representing the number of Ordinary Shares into which such Class B Ordinary Shares have been converted in accordance with the provisions hereof. The above conversion shall be deemed to have been consummated immediately prior to the close of business on the Date of Conversion, and at such time the rights of the holder with respect to the converted Class B Ordinary Shares shall be terminated and such holder shall be deemed to have become the holder of record of the Ordinary Shares into which the Class B Ordinary Shares have been converted. For the removal of doubt it is hereby clarified that upon conversion of any Class B Ordinary Shares into Ordinary Shares pursuant to the terms and conditions of this Article 5.1.2, the Class B Ordinary Shares so converted shall be deemed to have been converted into an equivalent number of Ordinary Shares without the need to issue any new Ordinary Shares by the Company and without such conversion being considered as an amendment to the Company's authorized share capital.

                    For the removal of doubt, the Ordinary Shares resulting from the conversion of the Class B Ordinary Shares as per the above shall rank, from the Date of Conversion, pari passu in all respects with the other Ordinary Shares in the Company.

          5.1.3 The Special Preferred Shares shall, subject to the provisions of these Articles and the Law, confer upon the holders thereof such rights as the Directors may from time to time determine, and the Directors are hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and other rights, if any, and the qualifications, limitations or restrictions thereof, of the unissued series of the Special Preferred Shares; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of Special Preferred Shares (but not above the total number of shares thereof then authorized or below the total number of shares thereof then outstanding).

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                    Unless otherwise provided by the Directors and except as
                    required by any applicable law, the holders of the Special Preferred Shares or any series thereof and the holders of the Ordinary Shares will vote together as one class and not as separate classes.

     5.2 Without prejudice to any special rights, whether previously conferred or not on the holders of any existing shares in the Company (including but without limitation the rights of the Special Preferred Shares as per Article 5.1.3 above), the Company shall be entitled to issue shares, whether from its original capital or resulting from an increase of capital, with such preferred or deferred rights or rights of redemption or other rights or such restrictions whether with regard to dividend, voting, return of share capital or otherwise as the Company may from time to time direct by Ordinary Resolution, as this term is defined in Article 38 below. Subject to the provisions of the Law, the Company is entitled to issue redeemable shares and to redeem such shares.

6. Subject to the special provisions of these Articles, all unissued shares shall be under the control of the Directors who may allot them to such persons on such terms and conditions whether in cash or in specie, at par, at a premium or (subject to the provisions of the Law) at a discount, and at such times as the Directors deem fit, with full authority to grant any persons the right to demand allotment of any shares, during such time and for such consideration as the Directors may direct.

7. Subject to Section 131 of the Companies Law, if at any time a Shareholder shall hold a share in trust for another person, such Shareholder will notify the Company and the Company shall record a note in this respect in the Register.


                            LIMITATION OF LIABILITY

8. The liability of any Shareholder for the debts of the Company is limited to the payment of any portion of the par value of the shares of the Company held by the Shareholder which remains unpaid.


                              SHARE CERTIFICATES

9. Share certificates shall be issued under the stamp of the Company and shall bear the signature of one Director or of another officer, as shall be determined by the Directors. The Directors are entitled to decide that signatures may be by way of facsimile or by any other means.

10. Every Shareholder shall be entitled to one share certificate for the shares registered in the Shareholder's name or, if reasonably requested, to several certificates, each for one or more of such shares.

11. A share certificate in respect of a share registered in the names of two or more persons shall be delivered to the person designated by all the registered owners and in the absence of such designation to the person whose name appears first in the Register relating to that share.

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12.  The Company shall not issue share certificates in bearer form.

13. If a share certificate be lost, damaged, defaced or destroyed, it may be renewed on payment of such fee and upon the furnishing of such evidence of ownership and indemnity as the Directors may direct.


                                     CALLS

14. The Directors may, from time to time, make such calls upon the Shareholders as they deem fit in respect of any amounts unpaid on the shares held by them respectively and not made payable at fixed times under the conditions of allotment thereof. Each Shareholder shall pay the amount of every call made on him at the times and places designated by the Directors. A call may be made payable by installments and shall be deemed to have been made when the resolution of the Directors authorizing such call was passed.

15. A notice specifying the time of payment (which shall not be less than fourteen (14) days from the date of the notice), the place of payment and to whom such call shall be paid, shall be given in respect of any call, provided that prior to the time designated for payment of such call, the Directors may by notice to the Shareholders revoke the same or extend the time for payment thereof.

16. If under the terms of issue of any share or otherwise, any amount, whether on account of the amount of the share or on account of premium, is made payable at any fixed time or by installments at fixed times, every such amount or installment shall be payable as if it were a call duly made by the Directors and of which due notice had been given and all the provisions contained herein in respect of calls shall relate to such amount or installment accordingly.

17. The joint holders of a share shall be severally as well as jointly liable for the payment of all installments and calls due in respect of such share.

18. If the amount payable in respect of any call or installment is not paid on or before the day fixed for payment thereof, the person from whom the sum is due shall pay interest for the same at the rate fixed by the Directors, from the day fixed for the payment thereof until the day of actual payment, provided that the Directors shall be entitled to waive the payment of interest in whole or in part.

19. The Directors may, if they deem fit, receive from any Shareholder, willing to advance the same, all or any part of the amounts un-called and unpaid upon any shares held by him, and may pay interest, at such rate as shall be determined by the Directors upon all or any of the amounts so advanced until the same would, but for such advance, become payable.

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                              FORFEITURE AND LIEN

20. If any Shareholder fails to pay any of the aforesaid calls or installments on or before the day fixed for the payment of the same, the Directors may at any time thereafter, during such time as the call or installment remains unpaid, serve a notice on such Shareholder requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment. The amount required for payment under the provisions of this Article shall be any amount payable at a fixed time under the terms of issue of the share, whether on account of the amount of the share or on account of premium.

21. The notice shall specify a date (not less than fourteen (14) days from the date of the notice) and a place on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that in the event of nonpayment on or before the date and at the place designated, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

22. If the requisitions or any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments, interest and expanses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid prior to the forfeiture.

23. When any share shall have been so forfeited, notice of the resolution shall be given to the Shareholder in whose name it was registered immediately prior to the forfeiture, and an entry of the forfeiture with the date thereof shall forthwith be made in the Register.

24. Any shares forfeited shall be deemed to be the property of the Company, and subject to the provisions of these Articles and the Law, the Directors shall be entitled to sell or otherwise dispose of the same in such manner as they deem fit. Shares so forfeited and not yet sold shall be Dormant Shares as this term is defined in Section 308 of the Companies Law.

25. The Directors may, at any time before any share so forfeited shall have been sold or otherwise disposed of, annul the forfeiture thereof upon such conditions, as they deem fit.

26. Any person whose shares shall have been forfeited, shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, be liable to pay and shall forthwith pay to the Company all calls, installments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereupon at the rate fixed by the Directors, from the time of the forfeiture until actual payment, provided that if the forfeited shares are sold or otherwise disposed of, the liability of the Shareholder whose shares have been so forfeited shall be reduced by the net amount actually received from such sale or disposal.

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27.  The Company shall have a first and paramount lien and charge upon all the shares registered in the name of each Shareholder (whether solely or jointly with others) and upon their proceeds of sale, as security for payment of all amounts owed to the Company by the Shareholder in respect of those shares. This lien shall extend to all dividends declared from time to time in respect of such shares. Notwithstanding the aforesaid, the Directors shall be entitled at any time to declare any share free from the provisions of this Article.

28. For the purpose of enforcing such lien/charge, the Directors may sell the shares subject thereto in such manner as they deem fit, provided that no share shall be sold until the time fixed for payment or fulfillment of any obligation as aforesaid shall have passed and until notice in writing of the intention to sell shall have been served on such Shareholder, his executors, administrators, trustee in bankruptcy or liquidator as the case may be, and default shall have been made by him or them in the payment, fulfillment or discharge of such debts, liabilities or engagements for fourteen (14) days after such notice.

29. For the purpose of any sale after forfeiture or for the purpose of enforcing a lien/charge, the Directors may appoint any Director to draw up and execute an instrument of transfer of the shares sold and cause the purchaser's name to be entered in the Register as owner in respect of the shares sold, and a declaration by the Director appointed as aforesaid stating that a share was duly forfeited on the day stated in the declaration, shall be conclusive proof of its contents against any person who claims a right to the share, and that declaration, together with the Company's receipt for the consideration, if given, for the sale or transfer of the share, shall constitute a good title to that share, and whoever the share was sold or transferred to, shall be registered as the share's owner, and he shall not be responsible for what is done with the sale price, if any, and his right to the share shall not be affected by any irregularity or invalidity in the process or forfeiture, sale or transfer.

30. The net proceeds of any such sale shall be applied in or towards satisfaction of the outstanding debts of that Shareholder, and the balance (if any) shall be paid to him, his executors, administrators or assigns as the case may be, subject, however, to a lien/charge in favor of the Company - similar to the lien/charge that it had on the shares prior to their sale -on the aforesaid balance in respect of any un-matured debts.


                              TRANSFER OF SHARES

31. Subject to the provisions of Section 299 of the Companies Law and of these Articles, the registration of ownership of shares in the Register will not be recorded unless a proper instrument of transfer (in the form and substance satisfactory to the Directors) has been delivered to the Company or its transfer agent. The transferor shall be deemed the owner of the shares registered in the transferor's name until the name of the transferee is entered in the Register in respect thereof or shall be evidenced by any other way as the Directors may determine from time to time.

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32.  Every instrument of transfer, and any other documents the Directors might require with respect to the transfer, shall be delivered to the Company or its transfer agent for registration, accompanied by the certificate of the shares to be transferred. Should the transfer be registered, all the above mentioned documents shall remain with the Company or its transfer agent. Should the transfer not be registered, the said documents shall be returned to the person who submitted them, upon request.

33. The Directors may, in their absolute discretion, refuse to approve transfer of shares which are not fully paid up. The transfer of shares which are fully paid is not subject to the approval of the Directors. Should the Directors refuse to register a transfer of shares, they shall notify the Shareholder requesting the transfer to that effect within sixty (60) days of submission of the request for transfer to the Company.

34. The Register may be closed for such periods as the Directors may decide, not to exceed ten (10) days in any calendar year, and while the Register is closed, no transfer of shares shall be registered.

35. The executors or administrators or, where there are no executors or administrators, the heirs of a deceased Shareholder - and only they - shall be recognized by the Company as having title to the shares registered in the name of the deceased Shareholder. In the event of the deceased Shareholder having been one of several joint holders, the Company will recognize the aforesaid executors, administrators or heirs as having the same interest in the shares as the deceased Shareholder had.

36.
     36.1 Any person becoming entitled to a share in consequence of the death of any Shareholder or any person appointed trustee or receiver of a bankrupt Shareholder, and with respect to a corporation Shareholder, its liquidator (each of the foregoing being hereinafter referred to as "the Person Entitled") shall be entitled, after producing such evidence as the Directors deem sufficient that he sustains the character in respect of which he proposes to act under this Article, or of his title, to be registered as a Shareholder in respect of such share or, instead, to transfer the share in the same manner the deceased or bankrupt person or the wound up corporation could have transferred it.

     36.2 Any Person Entitled shall be entitled to the dividends and to any other benefits accruing to a Shareholder as if he were the registered holder of the share even in absence of such registration, provided however that prior to his registration as a Shareholder in respect of such share he shall not, in relation to such share, be entitled to receive notices of General Meetings of the Company, to participate therein and to vote thereat, save in the case of the death of a Shareholder where the Person Entitled shall be entitled to all the aforesaid benefits and rights even prior to his registration as a Shareholder.

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     36.3  Notwithstanding the above, the Directors may demand from any Person
           Entitled to either be registered as the owner of the share or to transfer the share. Should the person Entitled not make his choice within sixty (60) days of the date of the notice, the Directors shall be entitled to withhold all dividends (including bonus shares) or other amounts payable in respect of the share, until the demands of the notice are fulfilled. Should such a demand be made, the Directors shall be deemed to have agreed to register the Person Entitled as the owner of the shares.

37. The Company may destroy share transfer deeds six (6) years after the transfer has been registered, and destroy canceled share certificates three
     (3) years after their cancellation. It shall be presumed prima facie, that all the transfer deeds and certificates so destroyed were fully valid and that the transfers, cancellations and registrations performed thereunder were lawful.


                AMENDMENT OF ARTICLES AND ALTERATION OF CAPITAL

38. The Company shall be entitled to amend these Articles by a resolution of the General Meeting adopted by ordinary majority of the voting rights represented either in person or by proxy at the meeting and voting on the resolution ("Ordinary Resolution"), except any change in the authority of the Directors to issue Special Preferred Shares and to fix the rights thereof as per Article 5.1.3 above or any change to the number or method of appointment of Directors of the Company, for which the vote of at least two-thirds of the outstanding voting rights will be required.

39. Without derogating from the authority of the Directors to issue Special Preferred Shares as per Article 5.1.3 above, the Company shall be entitled, by Ordinary Resolution:

     39.1 To increase its capital by way of creation of new shares ("the New Shares"). The New Shares shall be of such sum, divided into shares of such par value or without par value at all, and subject to such conditions, warranties, rights or limitations as the General Meeting shall direct by the Ordinary Resolution, and should the General Meeting not direct, as the Directors shall direct. Subject to the provisions of this Article, the Company shall be entitled to create shares with preferred rights, or inferior or residual rights in respect of dividends, participation in assets in case of winding up or voting, or without any of the aforesaid rights.

           Unless otherwise provided by the Ordinary Resolution increasing the capital as per the above, the New Shares shall be subject to the same provisions with regard to payment of calls and installments, transfer, assignment, forfeiture, lien/charge or otherwise, governing the existing shares of the Company.

     39.2 To consolidate and divide all or any of its existing share capital into shares of greater par value than its existing shares.

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           The Directors shall be entitled to overcome any difficulties that may arise in the execution of the said resolution as they deem fit and may, inter alia, issue certificates for fractions of shares or certificates registered in the name of a number of Shareholders which shall include all the fractions to which they are entitled.

           Without derogating from the authority of the Directors as aforesaid, in the event that, as a result of the consolidation and/or division of the share capital of the Company, fractions of shares will be created, the Directors may round the number of issued shares to the nearest full number (with 1/2 share being rounded down), so that only full shares shall be issued. Adjustments, if required as a result of the rounding of the fractions of shares into full shares as per the above, shall be made by the Directors, in their absolute discretion.

           Consolidation and/or division as aforesaid shall not be deemed an alteration of the rights conferred by those shares subject to the consolidation and/or division.

     39.3 To divide the Share Capital, or any portion thereof, into shares of a smaller par value than that provided for in these Articles, by way of subdivision of the existing shares, provided however it is performed in compliance with the provisions of these Articles and the Companies Law.

     39.4 Reduce its share capital in the manner, upon the conditions and subject to receipt of the approvals required by Companies Law.


                            MODIFICATION OF RIGHTS

40. If at any time the share capital is divided into different classes of shares, the Company may, by Ordinary Resolution (unless the terms of issue of the shares of the class in question otherwise provide), vary, change, abrogate or otherwise deal with the rights attached to that class of shares with the approval of an Ordinary Resolution passed at a separate General Meeting of the holders of the shares of that class.

     The provisions of these Articles relating to General Meetings (including adjourned meetings) and voting shall apply mutatis mutandis to every such separate class meeting (including an adjourned meeting).

     Unless otherwise provided by the conditions of their issue, the rights conferred upon the holders of any class of shares issued with special rights shall not be deemed to have been altered by creation or allotment of additional shares pari-passu with them.

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     It is hereby clarified that the issuance of the Special Preferred Shares and the determination by the Directors of the preferences, privileges and other rights relating thereto as provided in Article 5.1.3 above, shall not be considered as varying, changing, abrogating or otherwise dealing with the preferences, privileges and other rights attached to the Ordinary Shares (including, for the purpose hereof, the Class B Ordinary Shares) and shall not require the approval of a separate class General Meeting of the holders of the Ordinary Shares, even if such issuance of Special Preferred Shares shall cause the preferences, privileges and other rights attached to the Ordinary Shares (including, for the purpose hereof, the Class B Ordinary Shares) to be effected thereby.


                               GENERAL MEETINGS

41. A General Meeting shall be held at least once every calendar year for the purpose of discussion of the financial reports and of the Directors' report, the appointment of an Auditor and any other subject put on the agenda by the Directors (such General Meeting shall be referred to hereafter as an "Annual General Meeting". Any other General Meeting shall be referred to hereafter as an "Extraordinary General Meeting").

     Each Annual General Meeting shall be held at such time (but not more than fifteen months after the last Annual General Meeting was held) and at such place as the Directors may determine.

42. The Directors may, whenever they deem fit, convene an Extraordinary General Meeting. Extraordinary General Meetings shall also be convened as prescribed in Sections 63 and 64 of the Companies Law.

43.

     43.1 Subject to the provisions of any applicable law, notice shall be given at least twenty one (21) days prior to the date of any General Meeting, whether Annual or Extraordinary (exclusive of the day on which the notice is served, but inclusive of the day of the meeting for which the notice is given) stating the place, day and hour of the meeting and specifying any business to be dealt with at the General Meeting. The notice shall be given to all Shareholders entitled to participate in the General Meeting in the manner hereinafter provided in these Articles, provided however that if all the Shareholders entitled to participate in and vote at the General Meeting in question so agree, a resolution may be proposed and passed at a General Meeting for which less than twenty one (21) days notice has been given.

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     43.2  Subject to the provisions of Section 66 of the Companies Law and of this Article, Shareholders may request that the Directors include a subject on the agenda of a General Meeting to be held in the future. However, no business shall be conducted at the General Meeting unless it is properly brought before the meeting in accordance with the procedures set forth in this Article 43.2. The chairman presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article 43.2 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

           To be properly brought before the General Meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Directors or any committee appointed by the Directors, (b) otherwise properly brought before the meeting by or at the direction of the Directors, or (c) otherwise properly brought before a meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before any General Meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Shareholder's notice must be delivered to or mailed and received at the Office (A) with respect to an Annual General Meeting, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual General Meeting; provided, however, that in the event that the date of the Annual General Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such Annual General Meeting and not later than the close of business on the later of the 60th day prior to such Annual General Meeting or the 3rd day following the day on which public announcement of the date of such meeting is first made by the Company; or (B) with respect to an Extraordinary General Meeting, not earlier than the close of business on the 90th day prior to such Extraordinary General Meeting and not later than the close of business on the later of the 60th day prior to such Extraordinary General Meeting or the 3rd day following the day on which public announcement of the date of such meeting is first made by the Company. Such Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the Shareholder proposing such business, (iii) the class, series and number of shares of the Company which are beneficially owned by the Shareholder, and
           (iv) any material interest of the Shareholder in such business.

     43.3 Subject to the provisions of the Companies Law, the Directors may fix a record date for the determination of the Shareholders entitled to receive notice of, and to participate in and vote at, a General Meeting. A determination of Shareholders of record with respect to a General Meeting shall apply to any adjournment thereof, unless the Directors have fixed a new record date for such adjourned meeting.

44. The accidental omission to give notice of any General Meeting to, or the non-receipt of any such notice by, any of the Shareholders, shall not invalidate any resolution passed at any such Meeting.

45.

     45.1 No business shall be transacted at any General Meeting, unless a quorum of Shareholders is present at the time when the General Meeting commences business.

     45.2 Save as herein otherwise provided, a quorum shall be formed when at least two Shareholders holding or representing between them not less than the majority of the outstanding voting rights, represented either in person or by proxy at the meeting .

     45.3 If within half an hour of the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the Shareholders as aforesaid or if convened upon the demand of less than the majority of the Directors then in office, shall be dissolved, but in any other case it shall stand adjourned until the same day, the next week at the same time and place, without any further notice, or to such other day, time and place as the Directors may designate by notice to the Shareholders, either in advance or after the meeting is so adjourned. In the event the notice is given after the meeting is so adjourned, it shall be given to all those entitled to receive notices of General Meetings, not less than seventy two (72) hours prior to the time fixed for the adjourned meeting. If at such adjourned meeting a quorum is not present, the General Meeting shall be held and any number of participants shall be considered as a quorum for the purpose of Article 45.1.

46.  The Chairman of the Board of Directors chosen under the provisions of
     Article 71 below, shall preside as chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes from the time fixed for holding the meeting, or is unwilling to act as chairman, the Shareholders present shall choose some one of their number to be chairman.

47. A General Meeting at which a quorum is present may, by an Ordinary Resolution, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business that was on the agenda and that no resolution in respect of which was passed. So long as the adjournment is for a period of twenty one (21) days or less, it shall not be necessary to give any notice of adjournment of the meeting or of the business to be transacted at the adjourned meeting.

                                    VOTING

48. Every question submitted to a General Meeting shall be decided by a show of hands unless, before or on the declaration of the result of the show of hands, a ballot is demanded by any Shareholder present in person or by proxy. Demand for a ballot shall annul the result of the vote by show of hands. If a ballot is demanded, it shall be taken at the time and in the manner directed by the chairman of the meeting. Demand for a ballot shall not preclude discussion regarding any matter except that matter which is the subject of the ballot. A ballot regarding election of a chairman and/or adjournment of the meeting shall be held immediately upon demand for the same.

     In the event that the number of votes for and against any proposal being equal, the proposal shall be deemed rejected. The chairman of the Board shall not have an additional vote and/or right for casting vote at any vote of the Shareholders.

     Minutes of the General Meeting, signed by the chairman of such meeting or by the chairman of any meeting subsequent to such meeting, shall serve as prima facia evidence as to the facts stated therein.

49. Subject to any special rights that may be attached to the Special Preferred Shares, both on a show of hands and upon a ballot, every Shareholder present in person or by proxy shall have one (1) vote for every share held by him. For the removal of doubt, the Class B Ordinary Shares shall have no voting rights, however the holders thereof shall be entitled to receive notices of, and to participate at, any meeting of Shareholders of the Company, but shall not be entitled to vote thereat.

50. Any action required or permitted to be taken by the Shareholders of the Company must be effected at a duly called Annual or Extraordinary General Meeting of such holders and may not be taken by any consent in writing by such Shareholders. For as long as any of the Company's shares are publicly traded on a securities market or exchange located in the United States of America, all proxy solicitations shall be undertaken pursuant to applicable law, including applicable regulations with respect to solicitations of proxies.

51. Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy in respect of such share as if he were solely entitled thereto; and if more than one of such joint holders be present at any meeting, personally or by proxy, the joint Shareholder whose name appears first on the Register in respect of such shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Shareholder, or, where there are no such executors or administrators, several legal heirs of such deceased Shareholder, shall for the purposes of this Article be deemed to be joint holders.

52. A minor or any person in respect of whom a court of competent jurisdiction has issued an order declaring him to be incompetent, shall be entitled to vote only through his guardian or curator and every such guardian or curator shall be entitled to vote by proxy.

53. Votes may be given either personally or by proxy or, in the case of a Shareholder who is a corporation, by a representative duly authorized by it. A proxy need not be a Shareholder of the Company.

54. The instrument appointing a proxy and the power of attorney (if any) under which it is signed, or a copy certified in such manner as the Directors may require, shall be deposited at the Office or with the Company's transfer agent or at such other place as may be designated by the Directors not later than the time specified by the Directors, or as required under any applicable law or regulation, before the time fixed for the commencement of the meeting in which the proxy intends to vote.

     Every instrument of proxy shall be in writing signed by the appointer or by his attorney duly authorized in writing, and if the appointer is a corporation, it shall be in writing signed by those entitled to sign on behalf of the corporation. A proxy shall be entitled to demand a ballot or to join in such a demand.

55. A Shareholder holding more than one share shall be entitled to appoint more than one proxy subject to the following and to any applicable law:

     55.1 The instrument of proxy shall specify the class and number of shares in respect of which it is executed.

     55.2 Should the aggregate number of shares of any class appearing on a number of instruments of proxy executed by one Shareholder exceed the total number of shares of that class held by that Shareholder, all the instruments of proxy executed by that Shareholder shall be null and void.

     55.3 Should only one proxy be appointed by a Shareholder without the instrument of proxy specifying the class and number of shares it represents, the said instrument of proxy shall be deemed to have been executed in respect of all the shares of all classes held by the Shareholder on the date of deposit of the instrument of proxy with the Company.

           Should the instrument of proxy be executed for a fewer number of shares than held by the Shareholder, the Shareholder shall be deemed to have abstained from voting in respect of the balance of his shares and the instrument of proxy shall be valid only in respect of the number of shares appearing therein.

56. Subject to any applicable law or regulations, every instrument of proxy, whether for a specified meeting or otherwise, shall, as nearly as the circumstances will admit, be substantially in the following form:

     "I ...................... of ............................
     being a Shareholder of .............................. Ltd. ("the Company"),
     hereby appoint............. of .......................
     or failing him ........... of .........................
     as my proxy to vote for me and on my behalf with respect of *____________ shares of class **_________ held by me at the General Meeting of the
     Company to be held on the ................ day of ........ 200.. and at any
     adjournment thereof.

    AS WITNESS I have affixed my signature this............. day of ............

                                 _____________
                                  (signature)

         * specify the number of shares
         ** specify the class of shares"
    or in any usual or common form or in any other form as may be approved by the Directors.

57. A vote given pursuant to an instrument of proxy shall be valid, even if prior to the vote the appointer shall have died or shall have been incapacitated, or if the instrument of proxy has been canceled or the share it represents been transferred, unless notification of the death, incapacitation, cancellation or transfer is received in the Office prior to the meeting. An instrument of proxy shall also be valid for an adjourned meeting.

58. No Shareholder shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of his shares in the Company have been paid.


                                   DIRECTORS

59. The number of Directors shall be no less than 5 nor more than 9 Directors (including external Directors and independent Directors). The number of Directors (provided that such number is not less than 5 nor more than 9 Directors) shall be fixed from time to time by resolution of the Directors.

60.

     60.1 The Directors in the class up for election shall be elected by the Shareholders of the Company at each Annual General Meeting, and at each election the persons receiving the greatest number of votes, up to the number of Directors then to be elected, shall be the persons then elected. Cumulative voting shall not apply for the election of Directors. The Directors (other than the external Directors) shall be divided into classes with terms by class as provided herein.

     60.2 The Directors (other than the external Directors, who shall be elected pursuant to the requirements of the Companies Law) shall be divided into three classes (I, II, III). The number of Directors comprising each class (assuming no vacancy in any class) shall be as nearly equal in number as possible, based upon the number of Directors (excluding the external Directors) comprising the entire Board of Directors. The Directors shall, at or before the first meeting of the Directors following the time of filing of these Articles of Association with the Registrar of Companies of the State of Israel, designate the class to which each Director then serving shall be a member. The initial terms of the Directors in Class I shall extend until the Annual General Meeting of Shareholders held in the year 2002; the initial terms of Directors in Class II shall extend until the Annual General Meeting of the Shareholders held in the year 2003; and the initial terms of the Directors in Class III shall extend until the Annual General Meeting of Shareholders held in the year 2004. At each Annual General Meeting of Shareholders, the successor to each Director of the class whose term expires at such meeting will be elected to serve for a term that expires at the third Annual General Meeting that follows the Annual General Meeting at which such successor Director is elected.

           Subject to the rights of the holders of any class or series of Special Preferred Shares then outstanding, newly created directorships resulting from any increase in the number of Directors (including, but not limited to, pursuant to Article 59 above) or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause, may be filled by the Directors (and not by the Shareholders unless there are no Directors then in office) who shall also designate the class to which each Director so elected by them be a member, provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office, or by the sole remaining Director. A Director elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified.

     60.3 Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company at the Annual General Meeting may be made at such meeting by or at the direction of the Directors, by any committee appointed by the Directors or by any Shareholder of the Company entitled to vote for the election of Directors at the meeting, who complies with the notice procedures set forth in this Article 60.3. Such nominations, other than those made by or at the direction of the Directors or by any committee appointed by the Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Shareholder's notice must be delivered to or mailed and received at the Office not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual General Meeting; provided, however, that in the event that the date of the Annual General Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such Annual General Meeting and not later than the close of business on the later of the 60th day prior to such Annual General Meeting or the 3rd day following the day on which public announcement of the date of such meeting is first made by the Company. Such Shareholder's notice to the Secretary shall set forth
           (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the Shareholder giving the notice
           (i) the name and record address of the Shareholder, (ii) the class, series and number of shares of the Company which are beneficially owned by the Shareholder and (iii) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a Director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No person shall be eligible for election as a Director of the Company by the holders of Ordinary Shares of the Company unless nominated in accordance with the procedures set forth herein. The chairman presiding at an Annual General Meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

61. Subject to the provisions of the Law, the Company, with the approval of the Audit Committee, of the Directors and of the General Meeting, shall from time to time fix the total remuneration to be paid to all the Directors for their services.

62. Subject to the provisions of any applicable law, the Directors shall be entitled to be paid their reasonable travel and hotel and other expenses incurred in consequence of their attendance at meetings and otherwise in execution of their duties as Directors.

63.  The office of Director shall ipso facto be vacated if:

     63.1  He dies, or in the case of a corporation it is wound up;

     63.2  He becomes bankrupt;

     63.3  He is found legally incompetent;

     63.4  He resigns from his office;

     63.5 He has been removed from his office, but only by the vote of the holders of 80% of the outstanding voting rights, voting together as a single class;

     63.6 Upon the occurrence of any of the events specified in Section 228 of the Companies Law.


                        PROCEEDINGS  OF  THE  DIRECTORS

64. The Directors may, and at least once every three months shall, meet together for the purpose of managing the Company's business, adjourn and otherwise regulate their meetings and proceedings as they deem fit.

65. Any Director may at any time demand to convene a meeting of the Directors and determine the agenda for such meeting.

66. Subject to any other provision in these Articles and unless all of the Directors at that time agree to a shorter notice, or waive notice altogether, every Director shall be given at least three (3) days' notice (by letter, facsimile, email, phone or orally) regarding the time and place at which any meeting of the Directors shall be held. Such notice shall also reasonably detail the issues on the agenda. No notification of a meeting of the Directors shall be necessary:

     66.1  When the meeting is held at a time and place fixed in advance.

     66.2 To a Director who fails to notify the Company of his address for the purpose of receiving notifications.

67.

     67.1 No business shall be transacted at any meeting of Directors unless a quorum is present when the meeting proceeds to business.

     67.2  The quorum shall be a majority of the Directors.

68. Subject to the provisions of the Law, the Directors shall be entitled to hold their meetings by use of any means of communication, provided that all participating Directors are able to hear each other at the same time and that the chairman of the Board presiding at such meeting has recorded in writing the content of such meeting.

69. Resolutions in the meetings of the Directors shall be adopted by the majority of the votes of the Directors who are present and entitled to participate. Each Director shall have one (1) vote. The chairman of the Board shall not have additional vote and/or right for casting vote at any vote of the Directors or their committees.

     The Directors shall maintain minutes of their meetings and of the meetings of the committees of Directors, and such minutes, signed by the chairman of the Board or by the chairman of such meeting or by the chairman of any meeting subsequent to such meeting, shall serve as prima facia evidence as to the facts stated therein.

70. A resolution in writing signed by all the Directors who are then serving as Directors or who gave their assent to the resolution by mail or facsimile shall be as valid and effectual as a resolution passed at a duly convened meeting of the Directors.

     A resolution in writing as per the above may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

71. The Directors shall elect one of them to serve as chairman of the Board of Directors and determine the period for which he is to hold office. If the chairman is not present at a meeting of the Directors within fifteen (15) minutes from the time fixed for its opening, the Directors present shall choose someone of their number to be chairman of such meeting.

72. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or hereunder and for the time being vested in or exercisable by the Directors generally.

73.

     73.1 Subject to the provisions of the Companies Law, the Directors may delegate their powers which are not within the matters specified in
           Section 112 of the Companies Law, generally or for a specific matter, to committees consisting of one or more members of their body as they deem fit and may, from time to time, revoke, restrict or modify such delegation in any way, provided that any modification of the powers of a committee shall not affect the validity of any act of the said committee performed prior to the modification, and which would have been valid if not for the modification, unless otherwise specifically provided by the Directors.

     73.2 Without derogating from the generality of the preceding Article 73.1, there may be an Executive Committee of two or more Directors appointed by the Directors, who may meet at stated times, or in notice to all by any of their own number, during the intervals between the meetings of the Directors; they shall advise and aid the officers of the Company in all matters concerning its interest and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Directors from time to time. The Directors may also designate, if they desire, other Directors as alternate members who may replace any absent or disqualified member of the Executive Committee at any meeting thereof. To the full extent permitted by law and subject always to the provisions of Section 112 of the Companies Law, the Directors may delegate to such committee authority to exercise all the powers of the Directors while the Board is not in session. Vacancies in the membership of the committee shall be filled by the Directors at a regular meeting or at a special meeting for that purpose.

     73.3 Subject to the provisions of the Companies Law, the meetings and proceedings of any such committee shall be governed by the provisions hereunder pertaining to the meetings and proceedings of the Directors mutatis mutandis, provided that the Directors have not directed otherwise.

     73.4 Subject to the provisions of the Companies Law, in the event a Director who is a member of a committee requests, during or immediately prior to its close, that the subject-matter of the discussion shall be brought before the Directors, the subject-matter of the discussion shall be brought before the Directors and no resolution of the committee shall have any effect unless approved by the Directors.

74. Subject to the provisions of the Law, all acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director or as a committee member shall, notwithstanding any defect in the appointment of such Director or person acting as aforesaid, discovered thereafter, or subsequent discovery that they or any of them were disqualified, be as well as if every such person had been duly appointed and was qualified to be a Director.

75. Subject to the provisions of the Law, the General Meeting shall be entitled to ratify any act performed by the Directors or a committee of Directors without authority or in deviation from their authority or which is defective for some other reason. Upon ratification, the act shall be deemed retroactively to have been performed with authority and free of defect.

76. The management of the business of the Company and its affairs shall be vested in the Directors and they may exercise all such powers and perform all such acts and things as the Company is authorized to exercise and do and which the Law or these Articles do not direct or require to do by another organ of the Company.

77. The Directors may, if they deem fit, appoint from time to time a person to be Secretary of the Company.

78. The Directors, if they deem fit may, from time to time, and at any time, appoint any corporation or person to act as attorney to the Company for such purposes and with such authority, powers and discretion (which shall not however, deviate from those of the Directors) for such period and subject to such conditions as they deem fit and to revoke any such appointment. The appointment shall be by execution of a written Power of Attorney. The Directors shall be entitled to empower the said attorney to delegate to another the whole or any one of the authorities, powers and discretion conferred on him.

79. The Directors may, from time to time, at their discretion, borrow or raise moneys for the purposes of the Company and secure their repayment upon such terms and conditions as they deem fit, and, in particular, issue bonds, options, warrants, debentures linked or redeemable, debentures convertible into shares or for the acquisition of other securities, or mortgages, charges or other securities on the undertaking or property of the Company in whole or in part, present or future, including its un-called capital and its share capital called but unpaid.

80. The aforesaid debentures, bonds or other securities issued to secure the repayment of money borrowed by the Company may be made assignable, free from any equities between the Company and the person to whom the same may be issued. All such debentures and other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, participation in General Meetings of the Company and voting thereat, appointment of Directors and other matters.

81. The Directors shall decide from time to time whose signature shall bind the Company, whether generally or for a specific matter, and whether for any particular class of business. Any signature on behalf of the Company shall be accompanied by the imprint of the rubber stamp of the Company or by the printed or typed name of the Company.

82. Subject to any applicable law and to the extent permitted by any such applicable law, the Directors may, at any time and at their sole discretion, adopt protective measures to prevent or delay a coercive takeover of the Company, including but without limitation the adoption of a "Shareholder Rights Plan".

                                GENERAL MANAGER

83.

     83.1 The Directors shall appoint one person or more (whether or not such person is a Director and/or Shareholder) as general manager or chief executive officer (or any similar function with a different title), either for a fixed term or for an unspecified period and may, at any time, remove or dismiss him from office and appoint another in his place.

     83.2 The general manager shall in all matters be subject to the control of the Directors, shall accept their authority, obey their instructions and shall report to the Directors on a current basis regarding his activities.

     83.3 The Directors shall determine the authority of the general manager, and they may, from time to time, entrust to and confer upon a general manager such of the powers exercisable under the Law and these Articles by the general manager as they deem fit, and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they deem expedient. The Directors shall further be entitled from time to time to add to the powers conferred upon the general manager, to restrict them, to revoke them or to vary them, and the provisions of Section 50 of the Companies Law shall apply.

           Until the Directors shall determine otherwise, the appointment and removal of officers in the Company (except the Directors and general manager), shall be made by the general manager.

     83.4 Subject to the provisions of the Law and unless the Directors specifically so determine, the conferring upon the general manager of any powers shall not detract from the right of the Directors to exercise such powers themselves.

     83.5 Subject to the provisions of the Law, the remuneration and terms of employment of the general manager shall be fixed from time to time by the Directors.


                          DIVIDENDS AND RESERVE FUNDS

84. The Directors may declare a dividend or distribution of bonus shares and may fix the time of payment or distribution and the record date for determining the entitlement of Shareholders to receive the dividend.

85. Subject to any special or restricted rights conferred by any class of shares, all dividends in cash or by way of shares dividend shall be divided among and paid to the Shareholders in proportion to their respective holdings of the shares in respect of which such dividends are being divided and paid.

86. Subject to the provisions of Section 302 of the Companies Law, dividends shall be payable only out of the profits or other surplus of the Company, as prescribed by the Companies Law. Dividends declared but unpaid shall carry no interest.

87. The Directors may, before declaring any dividend, set aside out of the profits of the Company such amounts they deem appropriate as a reserve fund which shall, at the discretion of the Directors, be applied for any purpose to which the profits of the Company may be properly applied and, pending such application, may either be invested in the business of the Company or in such investments as the Directors deem fit. The Directors may also, without placing the same to reserve, carry forward any profits whose division they do not intend to declare as dividend.

88. Subject to the provisions of the Law, the declaration of the Directors as to the amount of the profits of the Company shall be conclusive.

89. The Directors, declaring a dividend, may resolve that such dividend be paid wholly or partly by the distribution of assets, including debentures of the Company or shares or debentures of another company or in any other manner.

90. The Directors may resolve that moneys, investments or other assets, forming part of the undivided profits of the Company, or standing to the credit of any reserve fund (arising from capital profits or receipts of the Company or of any subsidiary company or affiliated company that are recorded on an equity basis), or standing to the credit of any revaluation reserve (including a revaluation of the assets of subsidiary or affiliated companies), or in the hands of the Company and available for distribution as dividends, or premiums received on the issue of shares or other securities, shall be capitalized and distributed as capital to those of the Shareholders of the Company as would be entitled to receive the same if distributed by way of dividend in the same proportion as they would be entitled to participate in the said distribution, save that the capital shall not be distributed in cash but rather shall be applied to paying up in full, on behalf of such Shareholders - either at par or at a premium as the resolution may provide - the consideration for any unissued bonus shares or debentures of the Company which shall be distributed accordingly, or towards payment in full of the un-called amounts or the amounts called but not paid on any shares or debentures issued by the Company, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest and rights in the said capitalized sum.

91. For the purpose of giving effect to any resolution regarding the distribution of bonus shares or securities by capitalization as provided above, the Directors shall be entitled:

     91.1 To overcome any difficulty which may arise in regard to the distribution at their discretion and to take all steps they consider necessary in order to overcome the difficulty.

     91.2 To issue fractional certificates or to decide that fractions less than an amount determined by the Directors shall not be taken into account for the purpose of adjusting the rights of the Shareholders.

     91.3 To sign, or appoint a person to sign in the name of the Shareholders, any agreement or other documents necessary for giving validity to the distribution.

     91.4 To make any arrangement the Directors consider necessary for the distribution.

92. The Directors may appoint trustees or nominees for registered Shareholders who have not notified the Company of a change of address and/or who have not applied to the Company for any dividends, shares or debentures from capital or other benefits during the period fixed by the Directors. These trustees or nominees shall be appointed for the purpose of exercising, collecting or receiving dividends, shares or debentures from capital, and rights to subscribe for shares not yet issued that are offered to the Shareholders, but shall not be entitled to transfer the shares in respect of which they were appointed or to vote in respect thereof. The conditions under which the Company makes the appointment shall always stipulate that the trustee or nominee shall be required upon receipt of first demand of the holder of the share in respect of which the trustee or nominee is acting, to return to that holder the share in question and/or all the rights held by them for him, as the case may be. Any act or arrangement performed or executed by these trustees or nominees and any agreement between the Directors and these trustees or nominees shall be valid and binding on all those involved in the matter.

93. The Directors may, from time to time, determine the method for payment of a dividend or the distribution of bonus shares and all the arrangements connected therewith. Without derogating from the generality of the above, the Directors may, at the Shareholder's risk, pay any dividend or make any payment in respect of shares by means of posting a check to the address of the Shareholder as it appears in the Register.

94. The Directors may deduct from any dividend, rights or other amounts payable in respect of any shares held by a Shareholder, either alone or jointly with any other Shareholder, any amount which may be due and payable by him either alone or jointly with any other person to the Company, on account of calls or otherwise. The Directors may withhold any bonus, dividend, rights or amounts payable in respect of shares upon which the Company has a lien/charge, and use any such amounts or realize any bonus and/or rights and apply the proceeds received therefrom towards satisfaction of the debts for which the Company has the lien/charge.

95. The Directors may decide that bonus shares shall be of the same class as the shares which entitle the holder to participate in the bonus distribution, or that the bonus shares be of one uniform class to be distributed to all the Shareholders regardless of the class of share they may hold, or that there be a combination of the two methods.

96. If several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend paid on the share or for any shares or debentures on capitalization and for any other amounts or rights granted in respect of that share.

97. A transfer of shares shall not grant to the transferee any right to dividends or other distribution declared in respect of those shares after such transfer and prior to the registration of the transfer, provided that where the transfer of any shares requires the consent of the Directors for the purposes of this Article, the date of grant of such consent shall be substituted for the date of registration of the transfer.

                       PURCHASE OF THE COMPANY'S SHARES

98. Subject to the provisions of the Companies Law, the Company may, directly or indirectly, purchase or commit to purchase, or assist, financially or otherwise, in the purchase of shares or securities of the Company.


                             SHAREHOLDERS REGISTER

99. The Company shall maintain Shareholders Register at its Office, in which all details required pursuant to the Companies Law shall be recorded.


                         AUDITORS, ACCOUNTS AND AUDIT

100.

     100.1 The Company shall appoint in each Annual General Meeting a certified public accountant who shall act as the Company's Auditor, whose duties shall be as specified within the Law, and who shall serve in office until the end of the following Annual General Meeting, provided however that the General Meeting may appoint an Auditor who shall serve for a longer period, which shall be determined by the General Meeting, provided that such longer period shall not extend beyond the end of the third Annual General Meeting after the one at which the Auditor has been appointed.

     100.2 The Auditor shall audit the financial reports as specified in the Companies Law.

     100.3 The remuneration of the Auditor for audit work as well as for additional services to the Company (which are not part of the audit work) shall be determined by the Directors who shall report to the Annual General Meeting the remuneration so determined.

     100.4 The duties of the above Auditor may be performed jointly by several Auditors.

101. The Directors shall cause true accounts to be kept in accordance with the provisions of the Companies Law. The accounts shall be kept at the Office or at such other place or places as the Directors shall deem fit and shall always be open to the inspection of the Directors.

102. The Directors shall cause the financial reports required under the Companies Law to be prepared, and shall present them to the Annual General Meeting as provided in the Companies Law. Copies of the above financial reports shall be available for review at the Office to all those persons entitled to receive notices of General Meetings, at least seven (7) days prior to the Annual General Meeting.

                                 WINDING - UP

103. Unless otherwise expressly provided in these Articles or by the terms of issue of any class of shares, in the event of the winding-up of the Company, whether voluntarily or otherwise, after payment of all debts and subject to any special rights conferred upon any class of shares, the liquidator shall distribute the surplus assets among the Shareholders in accordance with the preference or order of the rights conferred by the shares held by them, and if no such preference or order has been determined, pari-passu, in proportion to their respective holdings of the shares in respect of which such surplus assets are being distributed.


                       INDEMNITY AND LIABILITY INSURANCE

104. For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nose Misra" in the Companies Law.

105. Subject to the provisions of the Companies Law, the Company may exempt in advance an Office Holder from all or any part of his responsibility for damage resulting from a breach of his duty of care towards the Company.

106. Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

     106.1 a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

     106.2 reasonable litigation expenses, including attorneys' fees, incurred by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent;

     106.3 any other circumstances in which indemnity of an Office Holder is allowed in accordance with any applicable law.

     The Company may undertake to indemnify an Office Holder as aforesaid, (i) in advance, provided that the undertaking is limited to categories of events which in the opinion of the Directors can be foreseen when the undertaking to indemnify is given, and to an amount set by the Directors as reasonable under the circumstances and (ii) retroactively.

107. Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

     107.1  a breach of his duty of care to the Company or to another person;

     107.2 a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable basis to assume that such act would not prejudice the interests of the Company;

     107.3  a financial obligation imposed on him in favor of another person;

     107.4 Any other circumstances in which insurance of an Office Holder is allowed in accordance with any applicable law.

     For the removal of doubt, the above insurance may also cover acts and omissions of an Office Holder which were acted or omitted prior to the issuance of the insurance contract in respect thereof.

108. The provisions of the above Articles are not intended and shall not be construed as restricting and/or limiting in any manner the Company in connection with the exemption in advance from responsibility and/or the procurement of insurance and/or in respect of indemnification (i) in respect of any person other than Office Holder, including, without limitation, any employee, consultant or contractor of the Company, and/or
      (ii) in respect of any Office Holder to the extent that such exemption from responsibility and/or insurance and/or indemnification is not specifically prohibited under law; provided that the decision to so exempt from liability and/or the procurement of any such insurance and/or the provision of any such indemnification shall be approved in accordance with the provisions of any applicable law.


                       TRANSACTIONS WITH RELATED PARTIES

109.

     109.1 The Company may approve transactions with related parties in the manner set forth in the Companies Law and, if applicable, in the manner set forth in the following Article 109.2.

     109.2 Without derogating from the above Article 109.1 and in addition thereto, the Company may not engage in any business combination with an interested shareholder, as these terms are defined below, for a period of three years following the date that such Shareholder became an interested shareholder, unless: (a) prior to such date, the Directors approved either the business combination or the transaction that resulted in the Shareholder becoming an interested shareholder; or (b) upon consummation of the transaction that resulted in the Shareholder becoming an interested shareholder, the interested shareholder owned at least 66 2/3% of the Company's outstanding voting rights at the time the transaction commenced. A business combination includes: (i) any merger or consolidation involving the Company and the interested shareholder; (ii) any sale, transfer, pledge or disposition of 10% or more of the Company's assets in a transaction involving the interested shareholder; (iii) any transaction that results in the issuance or transfer by the Company of any shares to the interested shareholder; (iv) any transaction involving the Company (or any of its direct or indirect majority owned subsidiaries) which has the effect of increasing the proportionate shareholding or convertible securities owned by the interested shareholder; or (v) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company. For the purpose hereof, an interested shareholder shall be defined as any entity or person beneficially owning 15% or more of the Company's outstanding voting shares and any entity or person affiliated with, controlling or controlled by such entity or person.


                                    MERGERS

110.  A Shareholders resolution approving a merger (as defined in the Companies
      Law) of the Company shall be adopted by an Ordinary Resolution as defined in Article 38 above.


                                    NOTICES

111. The Company may deliver any notice and any document to a Shareholder by serving the same on him personally or by sending it to him by post or by email to the address that he has given to the Company or by faxing it to him to the facsimile number he has given to the Company. If a letter containing any notice was addressed to the Shareholder at the address given by him to the Company for this purpose and was delivered to the Post Office properly stamped, then, unless the contrary is proved, it shall be deemed to have been delivered within seventy two (72) hours if the address is in Israel, and if the address is outside Israel, within seven (7) days from its delivery by the Company to the Post Office. Notices sent by email or facsimile shall be deemed to have been received four (4) hours after the time of their transmission.

112. A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the Register in respect of the share.

113. Any Shareholder whose address is not appearing in the Register and who has not designated in writing an address for notices shall not be entitled to receive any notice from the Company.

114. Any document or notice served on a Shareholder under the provisions of these Articles shall be deemed to have been properly served notwithstanding the death, bankruptcy or winding-up of such Shareholder (whether the Company knew of this or not) until some other person be registered in his stead as the holder of the shares and such dispatch of service as aforesaid, shall for all purposes be sufficient as against all persons interested in any such share, whether jointly with or as claiming through or under him.

115. Persons entitled to any share pursuant to Article 36.1 above may be served by giving them notice in their names, or as the representative of the former Shareholder at the address in Israel furnished by them to the Company, and if they have not furnished the Company with an address in Israel - by a notice served in the same manner as it would have been served had such previous Shareholder not died, become bankrupt or been wound up.

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